Exhibit 10.2 TELEPHONE AND DATA SYSTEMS, INC. 2005 BONUS DEFERRAL FORM

NAME	LeRoy T. Carlson, Jr.	SOCIAL SECURITY NUMBER

		DATE OF BIRTH	27 September 1946

Deferral election with respect to my 2005 Bonus:

I hereby elect to defer, under the terms and conditions of the TDS Bonus Deferral and Stock Unit Match Program and the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, the following whole percentage of my 2005 Bonus that would otherwise be paid to me in 2006.

20%

DEFERRAL DATE ELECTION: I request that my deferral of my 2005 Bonus and any stock unit matches thereon be paid as follows:

I elect to receive my deferred 2005 Bonus and any stock unit matches thereon in a single lump sum payment after my separation from service.
- OR -

I elect to receive my deferred 2005 Bonus and any stock unit matches thereon in a single lump sum payment in the following year (which may not be earlier than two years after the date this election is made). If such date is earlier than January 1st of the fourth year following the performance year, I recognize that a portion of the company match will be lost.

Month and Year:	January 2019

•	I understand that my deferred 2005 Bonus and any stock unit matches thereon will be recorded in accounts established in my name on TDS's books and records and that these accounts will be governed by the terms of the TDS Bonus Deferral and Stock Unit Match Program and the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan.

•	I acknowledge that my account under the Bonus Deferral and Stock Unit Match Program will rise or decline in value equal to the earnings or losses that would have been realized if assets in an amount equal to the balances in my accounts were actually invested in TDS Common Stock.

•	I acknowledge that the TDS Bonus Deferral and Stock Unit Match Program, as offered in connection with my 2005 Bonus, is intended to comply with provisions of Section 409A of the Internal Revenue Code and shall be interpreted and construed accordingly. I agree that TDS shall have sole discretion and authority to amend or terminate such program or this 2005 Bonus Deferral Form, unilaterally, at any time in the future to satisfy any requirements of Section 409A of the Internal Revenue Code or applicable guidance provided by the Treasury.

/s/ LeRoy T. Carlson, Jr.	17 December 2004

Signature	Date

Note: This election must be made on or before December 30th of the year preceding the year for which the bonus is earned (the performance year).